UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5728 Bedford Street Pasco, WA 99301
(Address of principal executive offices) (Zip code)
(509) 545-1800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Nuvotec USA, Inc. (“Nuvotec”) prior to June 13, 2007 held approximately eighty-three percent (83%) of Vivid Learning Systems, Inc., a Delaware corporation (“Registrant”). On June 13, 2007, Nuvotec closed on an acquisition transaction wherein one of the conditions to closing was that the shares of Registrant were to be distributed on a pro-rata basis to the Nuvotec shareholders. The Agreement and Plan of Distribution follows as Exhibit 99.1.

(a)(1)       Control was distributed and disbursed over approximately 300 individuals.

(a)(2)       Effective date of the transaction resulting in the change of control is June 13, 2007.

(a)(3)       No individual who received the distribution from Nuvotec was given a controlling interest in the Registrant.

(a)(4)       There was no consideration as this was a Nuvotec shareholder tax-free distribution.

(a)(5)       Not applicable -reference (a)(4) above.

(a)(6)       There was not any control assumed - reference (a)(3) above.

(a)(7)       There are no arrangements as a result of the distribution related to the election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Date: June 15, 2007	By:	/s/
Name: Christopher L. Britton
Title: Chief Executive Officer